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                                                                    Exhibit 99.6

                       AMENDMENT NO. 3 TO RIGHTS AGREEMENT

          This AMENDMENT NO. 3 made as of the 12 day of March, 2003, between Boston Life Sciences, Inc., a Delaware corporation (the "Company"), and Continental Stock Transfer & Trust Company, a Delaware corporation ("Continental"), as Rights Agent under that certain Rights Agreement between the Company and Continental, dated as of September 11, 2001, as amended by Amendment No. 1 thereto dated as of November 13, 2001 and Amendment No. 2 thereto dated as of November 22, 2002 (the "Rights Agreement').

          WHEREAS, on September 11, 2001, the Board of Directors of the Company authorized the issuance of Rights (as defined in the Rights Agreement) to purchase, on the terms and subject to the provisions of the Rights Agreement, one one-thousandth of a share of the Company's Series D Preferred Stock (each, a "Right");

          WHEREAS, on September 11, 2001, the Board of Directors of the Company authorized and declared a dividend distribution of one Right for every share of common stock of the Company outstanding on the Dividend Record Date (as defined in the Rights Agreement) and authorized the issuance of one Right (subject to certain adjustments) for each share of common stock of the Company issued between the Dividend Record Date and the Distribution Date (as defined in the Rights Agreement);

          WHEREAS, the Distribution Date has not occurred; and

          WHEREAS, pursuant to Section 27 of the Rights Agreement, the Board has approved an amendment to certain provision of the Rights Agreement as set forth below;

          NOW, THEREFORE, the Rights Agreement is hereby amended as follows:

     1.   Section 1(x) is amended and restated in its entirety as follows:

               "(x) "Exempt Person" shall mean Ingalls & Snyder, L.L.C., a New York limited liability company, Ingalls & Snyder Value Partners, L.P., a New York limited partnership, or Robert L. Gipson, so long as such Persons, collectively, together with all Affiliates of such Persons, shall have Beneficial Ownership of less than 20% of the shares of Common Stock then outstanding; provided that for purposes of determining whether any such Persons qualify as an Exempt Person, such Persons and their Affiliates shall be deemed not to have Beneficial Ownership of any Excluded Securities (as defined below) until such date after June 1, 2005, if any, as any such Person or any Affiliate of any such Person shall acquire, or be deemed to acquire, Beneficial Ownership of shares of Common Stock of the Company in addition to the shares of Common Stock of which such Person or Affiliate has Beneficial Ownership on the close of business on June 1, 2005. The term "Excluded Securities" shall mean:

                    (A) the Company's 10% Convertible Senior Secured Promissory
               Notes, dated July 25, 2002 (in the original aggregate principal amount of $4,000,000) and dated December 1, 2002 (in the original aggregate principal amount of $143,333), and any additional notes which may be issued pursuant thereto in the future (collectively, the "Notes"), and any shares of the Company's Common Stock issued or issuable upon conversion of the Notes;

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                    (B) the Company's Warrant No. BLSI-2002-50 exercisable for
               500,000 shares of the Company's Common Stock and any shares of the Company's Common Stock issued or issuable upon exercise thereof; and

                    (C) the Company's Warrant No. BLSI - 2002 - 54 exercisable for 1,000,000 shares of the Company's Common Stock and any shares of the Company's Common Stock issued or issuable upon exercise thereof."

     4. Except as expressly amended herein, all other terms and conditions of the Rights Agreement shall remain in full force and effect.

     5. This Amendment No. 3 may be executed in any number of counterparts, each of which shall be an original and all of which shall constitute one in the same document.

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     IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 3 as of the day and year first above written.

                                              BOSTON LIFE SCIENCES, INC.


                                              By: /s/ Robert J. Rosenthal
                                                  ----------------------------
                                                    Name: Robert J. Rosenthal
                                                    Title: President


                                              CONTINENTAL STOCK TRANSFER
                                              & TRUST COMPANY


                                              By:  /s/ Steven Nelson
                                                   ----------------------------
                                                    Name:  Steven Nelson
                                                    Title: Chairman of the Board
                                                           and President